August 12, 1996


May Davis Group, Inc.
20 Exchange Place
New York, New York  10002

     Re:  NetLive Communications, Inc.

Dear Sir or Madame:

     The undersigned, a beneficial owner of the common stock of NetLive Communications, Inc. (the "Company"), par value $.0001 per share (the "Common Stock"), and/or warrants, options or rights to purchase, or securities convertible into, Common Stock, understands that the Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form SB-2 (no. 333-4057-NY) for the registration of Common Stock and redeemable warrants (the "Redeemable Warrants") of the Company (the "Registration Statement") in connection with a public offering of such securities. The undersigned further understands that upon the effectiveness of the Registration Statement, the Company and May Davis Group, Inc. (the "Underwriter") intend to enter into an underwriting agreement (the "Underwriting Agreement") in connection with such public offering.

     In order to induce the Underwriter to proceed with such public offering, the undersigned agrees, for the benefit of the Company and the Underwriter, that should such public offering be effectuated, he/she will not, without the prior written consent of the Underwriter, sell, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, other than in private transfers in which the transferee agrees to be bound by the provisions of this letter agreement, any securities of the Company owned by him/her, or subsequently acquired through the exercise of any options, warrants or rights, split or other distribution of stock, or grant of options, rights or warrants with respect to any such shares of Common Stock, during the twenty-four (24) month period commencing on the date that the SEC declares the Registration Statement effective, without the prior written consent of the Underwriter. Furthermore, the undersigned will permit all certificates evidencing his/her shares of Common Stock to be endorsed with the appropriate restrictive legends, and will consent to the placement of appropriate stop transfer orders with the transfer agent for the Company.

May Davis Group, Inc.
March 7, 1997
Page 2

     In the event that the Registration Statement becomes effective, the undersigned agrees to be bound by the provisions of this Agreement.

                                        Very truly yours,


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Printed Name


_____________________________________
Please indicate number of
shares of Common Stock owned.

Please list any options, warrants,
rights or convertible securities
owned and the number of shares of
Common Stock issuable upon the
exercise or conversion of such
securities: